UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 11, 2017

CPI CARD GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-37584 (Commission File Number)	26-0344657 (I.R.S. Employer Identification No.)

10026 West San Juan Way Littleton, CO (Address of principal executive offices)	80127 (Zip Code)

(303) 973-9311
(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On April 11, 2017, CPI Card Group Inc. (the “Company”) entered into an employment and non-competition agreement with Lillian Etzkorn (the “Employment Agreement”), who, as previously disclosed, was appointed as the Company’s Chief Financial Officer effective January 1, 2017. The Employment Agreement provides for Ms. Etzkorn’s employment as Chief Financial Officer for a term from January 1, 2017 through December 31, 2019, which will automatically renew annually thereafter unless either party delivers a notice of non-renewal. As previously disclosed, Ms. Etzkorn will receive an initial base salary of $410,000 per year and will be eligible for a target annual performance bonus equal to up to 50% of her base salary.

As provided in Ms. Etzkorn’s offer of employment and as previously disclosed, in connection with the commencement of her employment, Ms. Etzkorn received (1) a sign-on cash award of $200,000, payable in two equal installments (the first installment of which was paid after her start date and the second installment of which will be paid in July 2017), subject to reimbursement if Ms. Etzkorn voluntarily terminates employment with the Company within one year of her start date, and (2) equity awards with an aggregate value of $350,000, 60% in the form of nonqualified stock options, vesting in equal annual installments over a three-year period, and 40% in the form of restricted stock units, which will vest on the third anniversary of the grant date, in each case, subject to Ms. Etzkorn’s continued employment.

In the event of a termination of her employment without cause (including a non-renewal of the Employment Agreement by the Company), for good reason or due to her death or disability and subject to Ms. Etzkorn’s (or her legal representative’s) timely execution, delivery and non-revocation of a general release of claims, Ms. Etzkorn (or her beneficiary or estate, as applicable) will receive severance payments equal to, in the aggregate, 12 months of her base salary and her annual bonus payment for the year of termination, based on actual Company performance and payable at the same time as such payments are made to other executive employees. In addition, Ms. Etzkorn will be entitled to receive health and dental continuation coverage pursuant to COBRA at the active employee rate for up to 12 months following her termination of employment, and Ms. Etzkorn will receive prorated accelerated vesting of her outstanding equity awards under the Company’s Omnibus Incentive Plan (or full vesting of such awards in the event of certain terminations of employment occurring within 24 months following a change in control).

Upon a termination of Ms. Etzkorn’s employment for any reason and for one year thereafter, Ms. Etzkorn would be subject to non-competition and non-solicitation restrictions.

The Employment Agreement supersedes the offer of employment into which the Company and Ms. Etzkorn entered as of December 5, 2016.

The foregoing summary is qualified in its entirety by reference to the Employment Agreement, a copy of which is filed as Exhibit 10.1 to this Form 8-K and which is incorporated by reference herein.

Item 9.01                                           Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description
10.1	Employment and Non-Competition Agreement, effective January 1, 2017, by and between CPI Card Group Inc. and Lillian Etzkorn.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CPI CARD GROUP INC.

Dated: April 13, 2017	By:	/s/ Steven Montross
	Name:	Steven Montross
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Employment and Non-Competition Agreement, effective January 1, 2017, by and between CPI Card Group Inc. and Lillian Etzkorn.